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                                                                     Exhibit 4.4
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                        AMENDED AND RESTATED CERTIFICATE
                                OF INCORPORATION
                                       OF
                            ELECTRIC FUEL CORPORATION


     Electric Fuel Corporation, a corporation duly organized and existing under the laws of the State of Delaware, hereby certifies as follows:

     1. The name of this corporation is Electric Fuel Corporation. Electric Fuel Corporation was originally incorporated under the name of Luz Electric Fuel, Inc. The date of the filing of its original Certificate of Incorporation with the Secretary of State was December 20, 1990.

     2. This Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the corporation's Certificate of Incorporation as amended and supplemented. This Amended and Restated Certificate of Incorporation has been adopted by the Board of Directors and the stockholders of the Company in accordance with Sections 245(b) and 242 of the Delaware Corporation Law.

     3. The text of the Amended and Restated Certificate of Incorporation is amended to read in its entirety as follows:


                                   AMENDED AND
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                            ELECTRIC FUEL CORPORATION

  ONE:  The name of this corporation is Electric Fuel Corporation.
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  TWO:  The address of its registered office in the State of Delaware is 1013
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Centre Road, Wilmington, County of New Castle.  The name of its registered agent at such address is Corporation Service Company.

  THREE:  The nature of the business or purpose to be conducted or promoted is
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to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law ("DGCL").

  FOUR:  The total number of shares of all classes of stock which the
  ----
corporation shall have authority to issue is Fifteen Million (15,000,000) consisting of two classes of shares designated as follows:

  A. Fourteen Million (14,000,000) shares of Common Stock, $.01 par value, (the "Common Stock"); and

  B. One Million (1,000,000) shares of Preferred Stock, $.01 par value, (the "Preferred Stock").

  FIVE:  The rights, preferences, privileges and restrictions granted to or
  ----
imposed upon the respective classes of shares or the holders thereof are as follows:

  A.  Preferred Stock.
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     1. The Preferred Stock may be issued from time to time in one or more series. All shares of any one series of Preferred Stock shall be identical in all respects, except that shares of any one series issued on different dates may differ as to dates, if any, from which dividends thereon are to cumulate.

     2. The Board of Directors of the corporation is expressly granted the authority, at any time and from time to time by the adoption of a resolution or resolutions not inconsistent with the provisions of the Amended and Restated Certificate of Incorporation, to authorize the issuance by this corporation of one or more series of Preferred Stock and to fix and determine with respect to each such series all the designations, preferences, powers and relative, participating, optional or
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other special rights, and the qualifications, limitations or restrictions thereof, to the full extent now or hereafter permitted by law, and including, but without limiting the generality of the foregoing, the following:

         (a) the number of shares of such series, which may subsequently be increased (except as otherwise provided by the resolution or resolutions of the Board of Directors providing for the issuance of such series) or decrease (to a number not less than the number of shares then outstanding) by resolution or designations thereof;

         (b) the dividend rights of such series, the preferences, if any, over any other class or series of stock, or of any other class or series of stock over such series, as to dividends, the extent, if any, to which shares of such series shall be entitled to participate in dividends with shares of any other class of stock, whether dividends on shares of such series shall be fully, partially or conditionally cumulative, or a combination thereof, and any limitations, restrictions or conditions on the payment of such dividends;

         (c) the rights of such series, and the preferences, if any, over any other class or series of stock, or of any other class or series of stock over such series, in the event of any voluntary or involuntary liquidation, dissolution or winding up of this corporation and the extent, if any, to which shares of any such series shall be entitled to participate in such event with any other series or class of stock;

         (d) whether or not the shares of such series shall be redeemable, and, if redeemable, the date or dates upon or after which they shall become redeemable, the amount per share payable thereon in the case of the redemption thereof, which amount may vary at different redemption dates;

         (e) the terms of any purchase, retirement or sinking fund which may be provided for the shares of such series;

         (f) the right, if any, of holders of shares of such series to convert the same into, or exchange the same for Common Stock, and the terms and conditions of such conversion or exchange, as well as provisions for adjustment of the conversion rate in such events as the Board of Directors shall determine;

         (g) the voting powers, if any, of such series in addition to the voting powers by law.

    3. In the event of any liquidation, dissolution, or winding up of this corporation, whether voluntary or involuntary, the holders of the Preferred Stock of each series shall be entitled to receive only such amount or amounts as shall have been fixed by the Amended and Restated Certificate of Incorporation or by the resolution or resolutions of the Board of Directors providing for the issuance of such series.

  B.  Common Stock.
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    1.  The holders of Common Stock shall be entitled to one vote for each share of Common Stock registered in the name of such holders.

    2. The holders of Common Stock shall be entitled to receive dividends on their shares of stock when and as declared by this corporation's Board of Directors. All dividends declared on the Common Stock shall be declared and paid at the same rate per share on all shares of Common Stock.

    3. In the event of the liquidation, dissolution or winding up of the affairs of the corporation, the holders of the Common Stock shall be entitled to share pro rata in the net assets available for distribution to holders of Common Stock after satisfaction of the prior claims of the holders of Preferred Stock of any series or any shares of any other class of capital stock ranking senior to the Common Stock as to assets, in accordance with this Amended and Restated Certificate of Incorporation, as amended from time to time, or of resolutions of the Board of Directors adopted pursuant to the authority herein contained.

    SIX:  The provisions of Section 203 of the DGCL shall not apply to this
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Corporation.

    SEVEN:  The following provisions are inserted for the management of the
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business and the conduct of the affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

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    A.  The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by the GGCL or by this Amended and Restated Certificate of Incorporation or the Bylaws of the corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the corporation.

    B. Except as otherwise provided in this Amended and Restated Certificate of Incorporation, or the Bylaws of the Corporation relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be fixed from time to time by or pursuant to the Bylaws of the Corporation. The election of directors need not be by ballot unless the by-laws shall so require. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock voting separately by class or series, shall be classified, with respect to the time for which they severally hold office, into three classes, Class I, Class II and Class III, which shall be as nearly equal in number as possible. Each director holding office as of the date of adoption of this Amended and Restated Certificate of Incorporation (each an "Initial Director"), classified in Class I shall hold office for a term expiring at the 1994 annual meeting of stockholders; each Initial Director in Class II shall hold office for a term expiring at the 1995 annual meeting of stockholders; and each Initial Director in Class III shall hold office for a term expiring at the 1996 annual meeting of stockholders. Notwithstanding the foregoing provision of this paragraph B, each director shall serve until his successor is duly elected and qualified or until his earlier death, resignation or removal. At each annual meeting of stockholders following the 1993 annual meeting, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified or until their earlier death, resignation or removal.

    C. Except as otherwise provided pursuant to the provisions of this Amended and Restated Certificate of Incorporation or the By-laws of the Corporation relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect directors under specified circumstances, any director or directors may be removed from office at any time, but only for cause, by the affirmative vote, at any regular meeting or special meeting of the stockholders, of not less than 85% of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, and only if notice of such proposal was contained in the notice of such meeting. Any vacancy in the Board of Directors resulting from any such removal may be filled by vote of a majority of the directors then in office, although less than a quorum, and any director or directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified or until their earlier death, resignation or removal.

     D. Notwithstanding any other provision of this Amended and Restated Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Amended and Restated Certificate of Incorporation or the By-laws of the Corporation), the affirmative vote, at any regular meeting or special meeting of the stockholders, of not less than 85% of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of, this paragraph SEVEN. Notice of such proposed alteration or amendment must be contained in the notice of such meeting.

     E. In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorship resulting from such increase or decrease shall be allotted by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equally as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     F. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at any annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to paragraph B unless expressly provided for by the terms of the instrument establishing the right to vote separately as a class or series for the purpose of electing directors.

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  EIGHT:  A director of the corporation in exercising his duties as such,
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including without limitation, evaluating a tender offer or exchange offer for any equity security of the corporation or any merger or consolidation of the Corporation, any sale, lease, exchange or transfer of all or any substantial part of the assets of the Corporation, the issuance of any securities of the Corporation, the acquisition of any securities of a third party or any reclassification, recapitalization or reorganization of the Corporation or any of its securities, may consider the following factors as the Board of Directors determines to be relevant, including, without limitation: (i) the interests of the corporation's stockholders; (ii) whether the proposed transaction may violate federal or state laws; (iii) not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation, but also the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects; and (iv) the interests of the Corporation's employees, suppliers, creditors and customers, the economy of the state, region and nation, community and societal considerations, and the long-term and short-term interests of the corporation and its stockholders, including the possibility that these interests may best be served by the continued independence of the Corporation. In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and to engage in such legal proceedings as the Board of Directors may determines.

  NINE:  The officers of the Corporation shall be chosen in such a manner, shall
  ----
hold their offices for such terms and shall carry out such duties as are determined solely by the Board of Directors, subject to the right of the Board of Directors to remove any officer or officers at any time with or without cause.

  TEN:  No director of the Corporation shall be personally liable to the
  ---
Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such a director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL or (iv) for any transaction from which such director derived an improper personal benefit. No amendment to or repeal of this Article TEN shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with; respect to any acts or omissions of such director occurring prior to such amendment or repeal. If the DGCL is amended hereafter to further to further eliminate or limit the personal liability of directors, the liability of a director of this Corporation shall be limited or eliminated to the fullest extent permitted by the DGCL, as amended.

  ELEVEN:  This corporation shall, to the maximum extent permitted from time to
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time under the DGCL, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was or has agreed to be a director or officer of this Corporation or while a director or officer is or was serving at the request of this Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require this Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person.
Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors of stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any person seeking indemnification under this paragraph ELEVEN shall be deemed to have met the standard of conduct required for such indemnification unless the contrary shall be established. Any repeal or modification of the foregoing provisions of this paragraph ELEVEN shall not adversely affect any right or protection of a director of officer of this Corporation with respect to any acts or omissions of such director or officer occurring prior to such repeal or modification.

  TWELVE:  The books of this Corporation may (subject to any statutory
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requirements) be kept outside the State of Delaware as may be designated by the
Board of Directors or in the By-Laws of this Corporation.

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  THIRTEEN:  The Corporation reserves the right to repeal, alter, amend, or
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rescind any provision contained in this Amended and Restated Certificate of
Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders herein are granted subject to this reservation.

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